As Filed with the Securities and Exchange
                                                  Commission on January 12, 2000



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           --------------------------

                     INTERDIGITAL COMMUNICATIONS CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


               PENNSYLVANIA                                      23-1882087
      ----------------------------                            ----------------
      (State or Other Jurisdiction                            (I.R.S. Employer
            of Incorporation or                                Identification
            Organization)                                        Number)

                                781 Third Avenue
                       King of Prussia, Pennsylvania 19406
                                 (610) 878-7800
        -----------------------------------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)


                     1997 STOCK OPTION PLAN FOR NON-EMPLOYEE
                                    DIRECTORS
                     ---------------------------------------
                            (Full title of the plan)


                       William J. Merritt, General Counsel
                     InterDigital Communications Corporation
                                781 Third Avenue
                       King of Prussia, Pennsylvania 19406
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (610) 878-7800
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


                   |               |   Proposed  |   Proposed   |
                   |               |   maximum   |   maximum    |
                   |    Amount     |   offering  |  aggregate   |   Amount of
   Title of shares |    to be      |    price    |   offering   | registration
  to be registered |  registered   | per share(1)|   price(1)   |     fee
------------------------------------------------------------------------------
  Common Stock     |      76,000   |    $ 5.50   |$   418,000   |  $   110.35
  ($.01 par value) |     246,449   |    $ 6.00   |$ 1,478,694   |  $   390.38
                   |   1,177,551   |   [$45.03]  |$53,025,121.53|  $13,998.63
                   |               |             |              |
------------------------------------------------------------------------------
  Total            |   1,500,000   |             |$54,921,815.53|  $14,499.36
==============================================================================


(1) Estimated solely for the purposes of calculating the registration fee on the basis of, in accordance with Rule 457(h), (i) the option exercise price with respect to outstanding options to purchase 76,000 shares, (ii) the option exercise price with respect to outstanding options to purchase 246,449 shares, and (iii) the average of the high and low prices per share of the registrant's Common Stock on The American Stock Exchange on January 5, 2000 with respect to the remaining 1,177,551 shares subject to future grant under the 1997 Stock Option Plan for Non-Employee Directors.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents which have been filed by InterDigital Communications Corporation ("registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

          (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1998;

          (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

          (c) the description of the Common Stock, par value $.01 per share (the "Common Stock"), of the Company contained in the Company's Registration Statement on Form 8-A dated April 28, 1987, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     The Common Stock, which is the class of securities offered pursuant to this Registration Statement, is registered under the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

     The validity of the Common Stock registered hereunder has been passed upon for the Company by William J. Merritt, Esq., 781 Third Avenue, King of Prussia, Pennsylvania 19406. Mr. Merritt is General Counsel, Executive Vice President and Secretary of the Company, and Mr. Merritt owns 18,230 shares of Common Stock and options to purchase 160,000 shares of Common Stock.

Item 6. Indemnification of Directors and Officers.

     Sections 1741-1750 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") and the Company's By-Laws provide for indemnification of the Company's directors and officers and certain other persons. Under Sections 1741-1750 of the BCL, directors and officers of the Company may be indemnified by the Company against all expenses incurred in connection with actions (including, under certain circumstances, derivative actions) brought against such director or officer by reason of his or her status as a representative of the Company, or by reason of the fact that such director or officer serves or served as a representative of another entity at the Company's request, so long as the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company. As permitted under the BCL, the Company's By-Laws provide that the Company shall indemnify directors and officers against all expenses incurred in connection with actions (including derivative actions) brought against such director or officer by reason of the fact that he or she is or was a director or officer of the Company, or by reason of the fact that such director or officer serves or served as an employee or agent of any entity at the Company's request, unless the act or failure to act on the part of the director or officer giving rise to the claim for indemnification is determined by a court in a final, binding adjudication to have constituted willful misconduct or recklessness.

Item 7. Exemption from Registration Claimed.

     No restricted securities are being reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits.

     Exhibit No.       Description
     -----------       -----------
         5             Opinion of William J. Merritt, Esquire

        23.1 Consent of Independent Accountants (See "Consent of Independent Public Accountants" at page 6)

        23.2           Consent of William J. Merritt, Esquire (Included in
                       Exhibit 5)

        24             Power of Attorney (See Signature Page at page 7)

Item 9. Undertakings

     The undersigned registrant hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on January 7, 2000.

                               INTERDIGITAL COMMUNICATIONS CORPORATION


                               By: /s/ Howard E. Goldberg
                                   ----------------------
                                   Howard E. Goldberg, Interim President
                                   and principal executive officer


                               By: /s/ Richard J. Fagan
                                   --------------------
                                   Richard J. Fagan, Executive Vice President
                                   and Chief Financial Officer, principal
                                   financial officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Howard E. Goldberg and William J. Merritt, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: January 7, 2000                 /s/ Harry G. Campagna
                                      ----------------------------------------
                                      Harry G. Campagna, Chairman of the Board


Date: January 7, 2000                 /s/ D. Ridgely Bolgiano
                                      -----------------------------
                                      D. Ridgely Bolgiano, Director

Date: January 7, 2000                 /s/ Steven T. Clontz
                                      --------------------------
                                      Steven T. Clontz, Director


Date: January 7, 2000                 /s/ Joseph S. Colson, Jr.
                                      --------------------------
                                      Joseph S. Colson, Director


Date: January 7, 2000                 /s/ Robert S. Roath
                                      -------------------------
                                      Robert S. Roath, Director

                                 EXHIBIT INDEX

Exhibit No.
-----------

    5                    Opinion of William J. Merritt, Esquire.

   23.1                  Consent of Arthur Andersen LLP.